As filed with the Securities and Exchange Commission on August 6,
1996.

                                   Registration No. 333 - _______


               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
            _______________________________________
                            FORM S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933
            _______________________________________
                     CUC INTERNATIONAL INC.
     (Exact name of Registrant as Specified in its Charter)

     Delaware                             06-0918165
    (State or Other Jurisdiction         (I.R.S. Employer
     of Incorporation or Organization)    Identification No.)

                       707 Summer Street
                  Stamford, Connecticut 06901
(Address, including Zip Code, of Registrant's Principal Executive
Offices)

          Sierra On-Line, Inc. 1987 Stock Option Plan
                    (Full Title of the Plan)
            _______________________________________
                        Cosmo Corigliano
                     CUC INTERNATIONAL INC.
                       707 Summer Street
                  Stamford, Connecticut  06901
                         (203) 324-9261
(Name, Address, including zip code, and Telephone Number, including
               Area Code, of Agent for Service)
              _______________________________________

                  CALCULATION OF REGISTRATION FEE


                    Amount of     Proposed    Proposed
Title of            Additional    Maximum     Maximum
Securities          Securities    Offering    Aggregate   Amount of
to be               to be         Price       Offering    Registration
Registered          Registered    Per Share   Price       Fee


Common Stock,       1,838 shares     $3.74(1)  $6,874.12(1)  ------------
$.01 par value      3,982 shares     $3.95(1)  $15,728.90(1) ------------
                    21,712 shares    $4.01(1)  $87,065.12(1) ------------
                    2,022 shares     $4.15(1)  $8,391.30(1)  ------------
                    5,145 shares     $4.49(1)  $23,101.05(1) ------------
                    156,408 shares   $4.59(1)  $717,912.72(1) ------------
                    11,025 shares    $4.69(1)  $51,707.25(1)  ------------
                    7,350 shares     $4.80(1)  $35,280.00(1)  -----------
                    7,350 shares     $5.05(1)  $37,117.50(1)  ------------
                    7,350 shares     $5.28(1)  $38,808.00(1)  ------------
                    4,594 shares     $5.72(1)  $26,277.68(1)  ------------
                    54,856 shares    $5.87(1)  $322,004.72(1) ------------
                    2,450 shares     $5.92(1)  $14,504.00(1)  ------------
                    5,586 shares     $6.02(1)  $33,627.72(1)  ------------
                    45,080 shares    $6.22(1)  $280,397.60(1) ------------
                    60,025 shares    $6.69(1)  $401,567.25(1) ------------
                    60,638 shares    $6.73(1)  $408,093.74(1) ------------
                    18,375 shares    $6.78(1)  $124,582.50(1) ------------
                    4,288 shares     $6.81(1)  $29,201.28(1)  ------------
                    303,445 shares   $6.84(1)  $2,075,563.80(1)------------
                    21,928 shares    $7.14(1)  $156,565.92(1)  ------------
                    22,050 shares    $7.41(1)  $163,390.50(1)  -----------
                    6,860 shares     $8.06(1)  $55,291.60(1)   ------------
                    46,379 shares    $9.13(1)  $423,440.27(1)  ------------
                    104,493 shares   $9.39(1)  $981,189.27(1)  ------------
                    33,075 shares    $9.49(1)  $313,881.75(1)  ------------
                    115,297 shares   $9.69(1)  $1,117,227.93(1)------------
                    2,352 shares     $9.80(1)  $23,049.60(1)   ------------
                    9,800 shares     $11.12(1) $108,976.00(1)  ------------
                    2,940 shares     $12.45(1) $36,603.00(1)   ------------
                    1,960 shares     $12.81(1) $25,107.60(1)   ------------
                    4,900 shares     $12.91(1) $63,259.00(1)   ------------
                    3,528 shares     $13.27(1) $46,816.56(1)   ------------
                    3,675 shares     $13.78(1) $50,641.50(1)   ------------
                    2,352 shares     $14.39(1) $33,845.28(1)   ------------
                    2,744 shares     $14.44(1) $39,623.36(1)   ------------
                    980 shares       $14.59(1) $14,298.20(1)   ------------
                    3,920 shares     $15.31(1) $60,015.20(1)   ------------
                    4,900 shares     $16.33(1) $80,017.00(1)   ------------
                    3,920 shares     $17.96(1) $70,403.20(1)   ------------
                    20,000 shares    $43.50(1) $870,000.00(1)  ------------

Total               1,201,572 shares   -----   $9,471,448.99(1) $3,266.02


(1) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price and the registration fee are based on the exercise price of options outstanding.

                               PART I

            INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

  The documents containing the information specified in this Part I has or will be sent or given to all participants in the Sierra On-Line, Inc. 1987 Stock Option Plan (the "Plan") as specified by Rule 428(b)(1) under the Securities Act. Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                              PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

  The following documents previously filed by CUC International Inc. (the "Registrant") with the Commission pursuant to the Securities
Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1996;

(b)  The Registrant's Current Reports on Form 8-K filed with the
Commission on April 22, 1996; March 12, 1996; February 22, 1996;
and February 21, 1996;

(c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1996;

(d)  The Registrant's Current Report on Form 8-K filed with the
Commission on August 5, 1996; and

(e) Description of the Registrant's common stock, par value $.01 per share, contained in the Registrant's Registration Statement on Form S-3 (File No. 33-47271) filed pursuant to the Securities Act on
April 17,   1992, as amended or updated pursuant to the Securities
Act.

  All documents and reports subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

    Not applicable.

Item 5.   Interests of Named Experts and Counsel

    Jeffrey A. Gershowitz, Esq., has rendered an opinion on the validity of the securities being registered under the Plan pursuant to this Registration Statement. Mr. Gershowitz is a vice president and associate general counsel of the Comp-U-Card Division of the Registrant. A copy of this opinion is attached as Exhibit 5 to this Registration Statement.

Item 6.   Indemnification of Directors and Officers

    Section 145 of the General Corporation Law of the State of Delaware (the "GCL") empowers a Delaware corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee of agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorney's fees) which he or she actually and reasonably incurred in connection therewith.

    The Registrant's By-Laws contain provisions that provide for indemnification of officers and directors to the full extent permitted by, and in the manner permissible under, the GCL.

    As permitted by Section 102(b)(7) of the GCL, the Registrant's Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

Item 7.   Exemption from Registration Claimed

    No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.   Exhibits

   5. Opinion of Jeffrey A. Gershowitz, Esq. as to the legality of the securities being registered

   15.  Letter re: Unaudited Interim Financial Information

   23.1 Consent of Jeffrey A. Gershowitz, Esq. (included in the opinion filed as Exhibit 5 hereto)

   23.2 Consent of Ernst & Young LLP

   23.3 Consent of Deloitte & Touche LLP

   24. Powers of Attorney of certain officers and directors of the Registrant (included on the signature page of this Registration Statement)

Item 9.   Undertakings

    a.   The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i)  To include any prospectus required
by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement
(or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

              provided, however, that paragraphs (a)(1)(i) and
(a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       b.The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       c.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 6th day of August, 1996.

                   CUC INTERNATIONAL INC.

                   By: /s/ Walter A. Forbes
                         Walter A. Forbes
                 Chief Executive Officer and Chairman of the
                 Board of Directors

                         POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Walter A. Forbes and
E. Kirk Shelton, and each and either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

  Signature                Title                        Date

/s/ Walter A. Forbes  Chief Executive Officer and   August 6, 1996
Walter A. Forbes      Chairman of the Board
                      (Principal Executive Officer)

/s/ Cosmo Corigliano  Senior Vice President and     August 6, 1996
Cosmo Corigliano      Chief Financial Officer
                      (Principal Financial and
                       Accounting Officer)

/s/ Bartlett Burnap        Director                  August 6, 1996
Bartlett Burnap

/s/ T. Barnes Donnelley    Director                   August 6, 1996
T. Barnes Donnelley

/s/ Stephen A. Greyser     Director                   August 6, 1996
Stephen A. Greyser

/s/ Christopher K. McLeod  Director                   August 6, 1996
Christopher K. McLeod

/s/ Burton C. Perfit       Director                   August 6, 1996
Burton C. Perfit


Robert P. Rittereiser      Director

/s/ Stanley M. Rumbough, Jr.  Director                August 6, 1996
Stanley M. Rumbough, Jr.

/s/ E. Kirk Shelton           Director                August 6, 1996
E. Kirk Shelton

- --------------------          Director
Janice G. Davidson

_____________________         Director
Robert M. Davidson

_____________________         Director
Kenneth A. Williams


                           EXHIBIT INDEX


Exhibit Number     Description                                    Page

     5     Opinion of Jeffrey A. Gershowitz, Esq. as to            9
           legality of the securities being registered

   15      Letter re: Unaudited Interim Financial Information     10

   23.1 Consent of Jeffrey A. Gershowitz, Esq. (included in the opinion filed as Exhibit 5 hereto)

   23.2    Consent of Ernst & Young LLP                           11

   23.3    Consent of Deloitte & Touche LLP                       12

   24 Powers of Attorney of certain officers and directors of the Registrant (included on the signature page of this Registration Statement)